Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the use in this Registration Statement on Form S-8, of our report dated March 27, 2001 relating to the balance sheet of Water Chef, Inc. as of December 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2000 and 1999.



                                                /s/ Feldman Sherb & Co., P.C.
                                                -----------------------------
                                                    Feldman Sherb & Co., P.C.
                                                    Certified Public Accountants

September 21, 2001
New York, New York